EXHIBIT 10.33

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 9, 2016, is by and among INVENTURE FOODS, INC., a Delaware corporation (the “Parent Borrower”), the Subsidiaries of the Parent Borrower identified on the signature pages hereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”), the lenders from time to time party to the Credit Agreement defined below (the “Lenders”) and BSP AGENCY, LLC, a Delaware limited liability company, in its capacity as agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Credit Agreement dated as of November 18, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein and in accordance with the applicable provisions of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1          Amendment to Definition of EBITDA. The definition of “EBITDA” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“EBITDA” means, with respect to any fiscal period,

(a)           Borrowers’ consolidated net earnings (or loss),

minus

(b)                                 without duplication, the sum of the following amounts of Borrowers for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)                                     any extraordinary, unusual or non-recurring gains,

(ii)                                  interest income,

(iii)                               exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations, and

(iv)                              income arising by reason of the application of FAS 141R,

plus

(c)                                  without duplication, the sum of the following amounts of Borrowers for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)                                     any extraordinary, unusual or non-recurring non-cash losses (excluding write-downs of current assets),

(ii)                                  Interest Expense,

(iii)                               income taxes,

(iv)                              depreciation and amortization for such period,

(v)                                 non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss),

(vi)                              one-time non-cash restructuring charges; provided that add-backs for any charges under this clause, in the aggregate, shall not exceed 10% of EBITDA for any four-fiscal quarter period (calculated before giving effect to any such add-backs and adjustments) and shall be reasonably acceptable to Agent,

(vii)                           non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations,

(viii)                        non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets,

(ix)                              Recall Costs; provided that any such Recall Costs under this clause (ix) (A) shall only apply to the fiscal periods ending on December 26, 2015 and March 26, 2016 and shall be limited to $1,000,000 in the aggregate for such two fiscal periods, and shall not apply to any other fiscal periods and (B) shall not be added back to EBITDA under any other clause under this definition of EBITDA for the fiscal periods ending on December 26, 2015 and March 26, 2016, and

(x)                                 Kettle Snack Co-Pack Costs; provided that any such Kettle Snack
Co-Pack Costs under this clause (x) (A) shall only apply to the fiscal periods ending on December 26, 2015 and March 26, 2016 and shall be limited to $1,750,000 in the aggregate for such two fiscal periods, and shall not apply to any other fiscal periods and (B) shall not be added back to EBITDA under any other clause under this definition of EBITDA for the fiscal periods ending on December 26, 2015 and March 26, 2016, in each case, determined on a consolidated basis in accordance with GAAP.

For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), (a) if at any time during such Reference Period (and after the Closing Date), any Borrower or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period, (b) EBITDA for the fiscal quarter ended March 28, 2015, shall be deemed to be $6,929,880, (c) EBITDA for the fiscal quarter ended June 27, 2015, shall be deemed to be $4,635,815, (d) EBITDA for the fiscal quarter ended September 26, 2015, shall be deemed to be $6,321,995 and (e) EBITDA for the fiscal quarter ended December 26, 2015, shall be deemed to be $2,815,741.65.

1.2          Amendment to Section 7.2. Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.2          Total Leverage Ratio. Borrowers will have a Total Leverage Ratio, measured at the end of each fiscal quarter during the period below, of not more than the ratio set forth opposite such date below:

Fiscal Quarters Ending	Ratio
June 26, 2016 through September 24, 2016	5.00:1.00
September 25, 2016 through December 31, 2016	4.75:1.00
January 1, 2017 through April 1, 2017	4.50:1.00
April 2, 2017 through July 1, 2017	4.25:1.00
July 2, 2017 through September 30, 2017	4.00:1.00
October 1, 2017 through March 31, 2018	3.75:1.00
April 1, 2018 and thereafter	3.50:1.00

1.3          Amendment to Section 9.3(e). Section 9.3(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e)           Notwithstanding anything to the contrary contained in the foregoing or this Agreement, (i) Borrowers’ rights under this Section 9.3 may (A) not be exercised on or prior to the fiscal quarter ended December 31, 2016, (B) be exercised not more than three (3) times during the term of this Agreement, (C) not be exercised twice within any 180 day period, (D) not be exercised if the amount of the proposed investment of Curative Equity, together with the amount of all prior investments of Curative Equity, exceeds $10,000,000, (E) not be exercised if the amount of the proposed investment of Curative Equity exceeds $2,000,000, (ii) the Curative Equity contributed in any fiscal quarter shall be no greater than the amount required to cause Borrowers to be in compliance with the Specified Financial Covenants as at the end of such fiscal quarter, and (iii) the Curative Equity shall be disregarded for all purposes under the Loan Documents other than curing the breach of the Specified Financial Covenants for such fiscal quarter, including for purposes of determining EBITDA for any pricing, financial covenant based conditions or any baskets with respect to the covenants contained in this Agreement and there shall be no pro forma reduction in Indebtedness with the proceeds of any Curative Equity for determining compliance with the any of the financial covenants set forth in Section 7 or for any other purpose under the Loan Documents, including determining any pricing, financial covenant based conditions or baskets with respect to the covenants contained in this Agreement, in each case in the quarter in which such Curative Equity is used, but shall be added to EBITDA solely for purposes of calculating compliance with the Specified Financial Covenant.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1          Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)           Executed Amendment. The Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Agent.

(b)           Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(c)           Fees and Expenses.

(i)            The Agent shall have received from the Parent Borrower, for the account of each Lender that executes and delivers this Amendment to the Agent by 5:00 p.m. (EST.) on or before the Amendment Effective Date (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee as set forth in the fee letter dated as of even date herewith by and between the Parent Borrower, on behalf of the Borrowers, and the Agent, on behalf of the Consenting Lenders.

(ii)           The Agent shall have received from the Parent Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Parent Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(d)           [Reserved].

(e)           Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

ARTICLE III

MISCELLANEOUS

3.1          Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2          Representations and Warranties of the Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           After giving effect to this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)            The Loan Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Documents and prior to all Liens other than Permitted Liens.

(g)           The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3          Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4          Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5          Expenses. Each Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent’s legal counsel.

3.6          Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

3.7          Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8          Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9          No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10        GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5- 1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

3.11        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12        General Release. In consideration of the Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Agent, the Lenders and the Agent’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

3.13        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 12 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	INVENTURE FOODS, INC., a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

RADER FARMS, INC., a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

FRESH FROZEN FOODS, INC., a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

WILLAMETTE VALLEY FRUIT COMPANY, a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

POORE BROTHERS-BLUFFTON, LLC, a Delaware limited liability company

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

BOULDER NATURAL FOODS, INC., an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

TEJAS PB DISTRIBUTING, INC., an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

LA COMETA PROPERTIES, INC., an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

BN FOODS, INC., a Colorado corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

AGENT AND LENDERS:	BSP AGENCY, LLC, a Delaware limited liability company, as Agent

	By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

PECM STRATEGIC FUNDING L.P., as a Lender

By: PECM Strategic Funding GP, L.P., its
general partner

By: PECM Strategic Funding GP Ltd.,
its general partner

	By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP, as a Lender

	By:	/s/ Randy Anderson
	Name:	Randy Anderson
	Title:	Authorized Signer

BENEFIT STREET PARTNERS SMA-C L.P., as a Lender

	By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

PROVIDENCE DEBT FUND III L.P., as a Lender

By: Providence Debt Fund III GP L.P., its general
partner

By: Providence Debt Fund III Ultimate GP Ltd., its
general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

BENEFIT STREET PARTNERS CAPITAL OPPORTUNITY FUND SPV LLC, as a Lender

By: Benefit Street Partners Capital Opportunity Fund L.P., its managing member

By: Benefit Street Partners Capital Opportunity Fund GP L.P., its general partner

By: Benefit Street Partners Capital Opportunity Fund Ultimate GP LLC, its general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT